Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
     THIS AGREEMENT is made and entered into as of this 17th day of January, 2008, by and among GOLDLEAF FINANCIAL SOLUTIONS, INC., a Tennessee corporation (“Goldleaf”), and the persons whose names appear in the signature pages hereto under the caption “Shareholders.”
W I T N E S S E T H:
     WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Goldleaf; GLF Sub, Inc., a Georgia corporation and a subsidiary of Goldleaf; and Alogent Corporation, a Georgia corporation (“Alogent”), Goldleaf has issued 1,889,469 shares of its Common Stock to the Shareholders, and may issue up to 1,555,556 additional shares of its Common Stock to the Shareholders pursuant to the terms of convertible promissory notes issued to the Shareholders under the Merger Agreement (all such shares issued in connection with such merger are referred to herein as the “Shares”); and
     WHEREAS, the issuance of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”); and
     WHEREAS, the Shareholders may desire for the resale of some or all of the Shares to be registered under the Securities Act at a future date; and
     WHEREAS, Goldleaf has previously granted “demand” and “piggyback” registration rights with respect to certain shares of its Common Stock (the “Initial Registrable Shares”) pursuant to that certain Amended and Restated Securityholders Agreement (the “Lightyear Agreement”) with Lightyear PBI Holdings, LLC dated October 11, 2006 (together with any permitted assignees, the “Initial Holder”); and
     WHEREAS, Goldleaf has previously granted only “piggyback” registration rights with respect to certain other shares of its Common Stock (the “Captiva Registrable Shares”) pursuant to that certain Registration Rights Agreement dated December 9, 2005 (the “Captiva Agreement”) with former members of Captiva Solutions, LLC (together with any permitted assignees, the “Captiva Holders”); and
     WHEREAS, the parties hereto desire to provide the Shareholders with certain registration rights as set forth herein;
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used herein, unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below:
     “Common Stock” means the common stock, no par value, of Goldleaf and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Material Event” means any event as a result of which any prospectus included in a registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     “Other Holders” means any Persons other than the Shareholders, including the Initial Registered Holders, the Captiva Holders and other Persons, who, by virtue of agreements entered into with the Company following the date of this Registration Rights Agreement (this “Agreement”) in compliance with Section 13 below, are entitled to include their securities in certain registrations hereunder.
     “Other Securities” means the Initial Registrable Shares and the Captiva Registrable Shares and the securities of Other Holders which, by virtue of agreements entered into between Other Holders and the Company following the date of this Agreement in compliance with Section 13 below, are entitled to be included in certain registrations hereunder.
     “Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity.
     “Registrable Securities” means (i) the Shares; and (ii) any other securities issued or issuable in respect of or in exchange for any of the Shares by way of a stock dividend or other distribution on the Shares, any stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reclassification or exchange.
     “Registration Expenses” means all expenses incident to Goldleaf’s performance of or compliance with this Agreement, including, without limitation, all SEC filing fees and National Association of Securities Dealers, Inc. or stock exchange listing fees, all fees and expenses of complying with state securities or blue sky laws, all printing expenses, the fees and disbursements of counsel for Goldleaf and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance; provided, however, that Registration Expenses do not include (i) the fees and costs of counsel and advisors to the selling Shareholders, (ii) underwriting discounts and commissions, and (iii) transfer taxes, if any, relating to sale of shares by the Shareholders.

     “SEC” means the U.S. Securities and Exchange Commission or any other successor federal agency that has the primary responsibility for administering the Securities Act or the Exchange Act and other federal securities laws.
     “Shareholders” means the persons whose names appear in the signature pages hereto under the caption “Shareholders,” as well as any future holder of Registrable Securities that have not been registered under the Securities Act.
     2. “Piggyback” Registration Under the Securities Act
          2.1 “Piggyback Rights”.
          (a) Right to Include Registrable Securities. If Goldleaf, at any time after the date hereof while Registrable Securities are outstanding, proposes to register the sale or resale of any shares of its Common Stock under the Securities Act (other than by a registration on Form S-4, a registration of the issuance of stock options and the exercise thereof on Form S-8 or any such registration on successor forms), then it shall give prior written notice of its intention to file a registration statement with respect to such sale or resale to all holders of Registrable Securities at the applicable address of record to each such holder, and the notice shall inform such holders of their rights under this Section 2.1. Upon the written request of any such holder, made within fifteen (15) days after receipt of any such notice by Goldleaf, to register the resale of any of such holder’s Registrable Securities (which request shall specify the Registrable Securities intended to be disposed of by such holder), Goldleaf will, subject to the limits contained in this Agreement, cause such Registrable Securities to be included among the securities to be covered by the registration statement proposed to be filed by Goldleaf, all to the extent requisite to permit the sale or other disposition of such Registrable Securities by the holder. Anything herein to the contrary notwithstanding, if at any time after giving written notice of its intention to register the sale or resale of any securities and prior to the effective date of the registration statement filed in connection with such registration, Goldleaf shall in good faith determine for any reason not to proceed with the proposed registration of the sale or resale of any of its securities or to delay in its entirety its proposed registration, then Goldleaf may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination to abandon the proposed registration in its entirety, shall be relieved of its obligation under this Section 2.1 to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registration, shall also be permitted to delay the registration of any Registrable Securities, for the same period as the delay in registering such other securities. Any holder of Registrable Securities may withdraw its request for inclusion, in whole or in part, at any time at least forty-eight (48) hours prior to the effective time of the registration statement for such offering. Goldleaf will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1; provided that such fees or expenses that are properly attributable to the Shareholders for which Goldleaf is not be liable pursuant to this Agreement shall be borne by all holders pro rata on the basis of the amount of securities so registered; provided, however, that if any such cost or expense is properly attributable solely to one selling Shareholder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to that selling Shareholder.
          (b) Priority in Cutback Registrations. If registration rights arise pursuant to this Section 2.1 in connection with a firmly underwritten public offering and the managing underwriter advises Goldleaf in writing (a copy of which Goldleaf agrees to promptly provide to the Shareholders) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without a reduction in the anticipated number of, or in the selling price anticipated to be received for, the securities to be sold in such public offering, then Goldleaf will include therein: (i) if the underwritten registration is being initiated by the Initial Holder under the Lightyear Agreement or pursuant to the contractual right of any Other Holder (each, “Demand Rights”) to demand registration (any such holder being a “Demanding Holder”), (x) first, the full amount of securities of the Demanding Holder that such Demanding Holder has demanded be registered for resale pursuant to such Demanding Holder’s Demand Rights and, that, in the opinion of the managing underwriter, can be sold without adversely affecting the success of the offering, and (y) second, the aggregate amount of securities required to be included therein for the account of Goldleaf pursuant to Goldleaf’s obligations to the Initial Holder pursuant to Section 4.2 of the Lightyear Agreement (the “Top Up Amount”), and (z) (with the securities set forth in subsections (A), (B) and (C) immediately below being considered together) of (A) securities to be included therein for the account of Goldleaf at the option of Goldleaf; (B) any Other Securities that the holders thereof propose to include in such registration; plus (C) the Registrable Securities that the holders thereof propose to include in such registration, that, in the opinion of the managing underwriter, can be sold without adversely affecting the offering (provided, however, that in the event there is an underwriter cutback in the number of shares to be included in such a registration, the securities to be included for the account of Goldleaf, pursuant to Section 2.1(i)(z)(A) above, shall first be cutback to the amount equal to the greater of (x) the positive result, if any, of the difference between the amount proposed to be registered in Section 2.1(i)(z)(B) minus the Top Up Amount (with a negative result being equal to zero) or (y) the amount proposed to be registered in Section 2.1(i)(z)(C), minus the Top Up Amount (with a negative result being equal to zero) and then the rights of the holders referenced in Sections 2.1(b)(i)(z)(A), 2.1(b)(i)(z)(B), and 2.1(b)(i)(z)(C) shall all be pari passu with one another); and (ii) if the underwritten offering is being conducted as a primary offering by Goldleaf of shares of Common Stock to the public for cash for its own account, then (x) first, the full amount of Common Stock that Goldleaf proposes to sell for its own account and that, in the opinion of the managing underwriter, can be sold without affecting the success of the offering, and (y) second, the aggregate amount (with the securities set forth in subsections (A) and (B) immediately below being considered together) of (A) the Other Securities that the holders thereof propose to include in such registration, plus (B) the Registrable Securities which the holders thereof propose to include in such registration, that, in the opinion of the managing underwriter, can be sold without adversely affecting the offering, or (iii) if the underwritten registration is being conducted other than pursuant to the exercise of Demand Rights by a Demanding Holder and was not initiated by Goldleaf with the purpose of selling Common Stock for its own account (x) the full amount of Registrable Securities and Other Securities that, in the opinion of the managing underwriter, can be sold without affecting the success of the offering, and (y) second, securities that were to be included in such registration by the selling holder, that, in the opinion of the managing underwriter, can be sold without adversely affecting the success of the offering. If two or more groups have registration rights that are pari passu (it being understood and agreed that the rights of the holders referenced in Section 2.1(b)(ii)(y)(A) and 2.1(b)(ii)(y)(B) are pari passu with one another, and that the rights of the holders referenced in Section 2.1(b)(iii)(x) are pari passu with one another), then to the extent that the number of securities to be included in any such firmly underwritten public offering must, in the written opinion of the managing underwriter (delivered to Goldleaf and the Shareholders as contemplated above) be reduced as aforesaid, the aggregate number of shares that, in the opinion of the managing underwriter, can be sold in such offering will be allocated pro rata between such groups in proportion to the number of securities requested to be registered in such offering by each such group. Unless a group has agreed to a different internal allocation method for the group, to the extent that the number of securities held by any particular group to be included in any such offering must, in the opinion of the managing underwriter, be so reduced, the aggregate number of shares held by such group that, in the opinion of the managing underwriter, can be sold in such offering, will be allocated pro rata among the members of such group in proportion to the number of securities requested to be registered in such offering by each member of such group (or, in the case of such a group other than the Shareholders, in accordance with the priorities then existing among Goldleaf and such holders or, if none, as Goldleaf may otherwise determine). It is understood and agreed that no cutback shall be applicable to any offering that is not a firmly underwritten public offering.
          (c) Delay of Registration. No holder of Registrable Securities shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
          2.2 Registration Procedures. If and whenever Goldleaf is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, Goldleaf will promptly:
          (a) prepare and file with the SEC the appropriate registration statement to effect such registration and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the disposition contemplated thereby; provided, however, that Goldleaf may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.1(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition;
          (c) use its reasonable best efforts to cause such registration statement to be declared effective by the SEC under the Securities Act as soon as practicable to permit the disposition of the Registrable Securities by the holders on The Nasdaq Global Market or such other exchange or market upon which Goldleaf’s shares are traded and make any necessary filings or registrations with the various states of the United States in order to permit the disposition of the Registrable Securities therein;
          (d) make available for inspection by any Shareholder covered by any registration statement filed pursuant to this Agreement all financial and other records, pertinent corporate documents and properties of Goldleaf (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Goldleaf’s officers, directors and employees to supply all information reasonably requested by any Shareholder in connection with such registration statement. Records which Goldleaf determines in good faith to be confidential and which it notifies the Shareholders are confidential shall not be disclosed by the Shareholders unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each Shareholder agrees by acquisition of its Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to Goldleaf and allow Goldleaf, at Goldleaf’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;
          (e) provide a legal opinion of Goldleaf’s outside counsel, dated the effective date of any registration statement filed pursuant to this Agreement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature (in a form reasonably acceptable to the holders of a majority of the Registrable Securities included in the registration);
          (f) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of any registration statement filed pursuant to this Agreement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;
          (g) if requested by any holder of Registrable Securities covered by any registration statement filed pursuant to this Agreement, promptly incorporate in a prospectus supplement or post-effective amendment such information as such holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holder, the purchase price being paid therefor and with respect to any other terms of any underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after the effective date of such registration statement; and
          (i) if Goldleaf shall maintain the listing of any shares of Common Stock on The Nasdaq Global Market or any other securities exchange or national market system, use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or national market system on which any of the Registrable Securities are then listed.
     3. Restrictive Legend. Each certificate representing Registrable Securities issued, and, except as otherwise provided in Section 4, each certificate issued upon exchange or transfer of any Registrable Securities, shall be stamped or otherwise imprinted with a legend substantially in the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), OR ANY STATE SECURITIES LAW, AND HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR PURPOSES OF INVESTMENT AND HAVE BEEN ISSUED OR SOLD IN RELIANCE ON STATUTORY EXEMPTIONS CONTAINED IN THE FEDERAL ACT OR AVAILABLE UNDER APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE FEDERAL ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS; IN THE CASE OF RELIANCE UPON AN EXEMPTION, GOLDLEAF MUST HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION IS EXEMPT AND DOES NOT REQUIRE SUCH REGISTRATION OF THE SHARES.”
     4. Notice of Proposed Transfer
          (a) Prior to any proposed transfer or other disposition of any Registrable Security (other than under circumstances described in Section 2), the holder thereof shall give written notice to Goldleaf of its intention to do so. Each such notice shall describe the manner of the proposed transfer or disposition and, if requested by Goldleaf and except as provided below, shall be accompanied by an opinion of counsel reasonably satisfactory to Goldleaf to the effect that the proposed transaction may be effected without registration under the Securities Act and applicable state securities laws, whereupon the holder shall be entitled to transfer or otherwise dispose of such Registrable Security in accordance with the terms of its notice. Each certificate for Registrable Securities transferred as provided above shall bear the legend set forth in Section 3, except that such certificate shall not bear such a legend (and the restrictions on transfer set forth in this Agreement shall not apply) if (a) such transfer is in accordance with the provisions of Rule 144 under the Securities Act (or any other rule under the Securities Act permitting public sale without registration thereunder) or (b) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of Goldleaf) would be entitled to transfer such securities in a public sale without registration under the Securities Act or any applicable state securities law. Notwithstanding anything in this Agreement to the contrary, Goldleaf will not require opinions of counsel for transactions made pursuant to Rule 144 unless, after consultation with the holder that intends to engage in such transaction, Goldleaf has a reasonable basis for believing that such disposition may not be made pursuant to Rule 144.
          (b) The foregoing restrictions on transfer and disposition of Registrable Securities shall terminate as to any particular shares of Registrable Securities when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed by the seller thereof in accordance with the method of disposition set forth in the registration statement covering such shares. Whenever a holder of Registrable Securities demonstrates to Goldleaf (and its counsel) that the provisions of Rule 144 of the Securities Act are available to such holder without condition (e.g., volume limitations, current public information requirements, manner of sale restrictions and Form 144 filing obligations) with respect to some or all of its Registrable Securities, such holder shall be entitled to receive from Goldleaf, without expense, a new certificate representing such shares of Registrable Securities not bearing the legend set forth in Section 3.
     5. Indemnification
          5.1 Indemnification by Goldleaf. In the event of any registration of any Registrable Securities under the Securities Act, Goldleaf will indemnify and hold harmless each seller of Registrable Securities covered by such registration statement, each of their respective officers, directors and partners and each other Person, if any, who controls such seller, within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which such seller, director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registered Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any violation by Goldleaf of any rule or regulation or any action or inaction required by Goldleaf in connection with such registration. Goldleaf will reimburse each such seller, director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Goldleaf shall not be liable in any such case if and to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or omitted in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Goldleaf by or on behalf of the

Shareholders, specifically for use in such registration statement, prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder and shall survive the transfer of such securities by such seller.
          5.2 Indemnification by the Sellers. Each holder of Registrable Securities that are registered by Goldleaf pursuant to Article 2 will, jointly and severally, indemnify and hold harmless Goldleaf, each director of Goldleaf, each officer of Goldleaf and each other Person, if any, who controls Goldleaf within the meaning of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which Goldleaf, or any such director, officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registered Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Goldleaf by such seller of Registrable Securities in connection with such registration statement, prospectus, amendment or supplement specifically for use therein. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Goldleaf or any such director, officer or controlling Person and shall survive the transfer of such securities by such holder. In no event shall any indemnity by a holder of Registrable Securities exceed the aggregate price to the public (minus underwriter commissions and discounts) of the Registrable Securities of such holder included in such registration.
          5.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Article 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 5, except and to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable out-of-pocket costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the counsel for the indemnified party reasonably concludes that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action and has advised the indemnified party in writing, that such a conflict of interest exists, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the indemnified party. No indemnifying party shall be liable for any settlement entered into without its prior written consent.
          5.4 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Article 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Article 5; then, and in each such case, Goldleaf and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (A) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and Goldleaf is responsible for the remaining portion or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative proceeds but also the relative fault of each of the contributing parties, on the one hand, and the party receiving contribution on the other hand in connection with statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations; provided, however, that, in any such case, (X) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (Y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Goldleaf, or by the holder, and the relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 5.4 shall be deemed to include any legal or other expenses reasonably incurred by a party entitled to contribution in connection with investigating or defending such action or claim. Any party entitled to contribution will promptly, after receipt of notice of commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 5.4, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 5.4, to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any party may have at common law or otherwise. The contribution provided for in this Section 5.4 shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party. Notwithstanding the above, prior to the time of any final judicial determination that such indemnification may not be enforced pursuant to the first sentence of this paragraph, Goldleaf will be required to indemnify promptly each holder of Registrable Securities for any losses, liabilities, expenses and costs such holder incurs in accordance with the terms of this Agreement.
     6. Holdback Agreement. Subject to Section 8 below, unless the underwriters in a given public offering (or, in the case of a non-underwritten public offering, Goldleaf) otherwise agree, and to the extent not inconsistent with applicable law, each Shareholder, by acquisition of its Shares, agrees not to effect any public sale or distribution (including a sale under Rule 144 or Regulation S (or any similar provisions then in effect)) of such securities, or any securities convertible into or exchangeable or exercisable for such securities during the 180-day period after the effective date of any registration statement filed following the date of this Agreement under the Securities Act by Goldleaf in connection with a firmly underwritten public offering of Goldleaf’s Common Stock for cash, except pursuant to such registration statement, whether or not such holder participates in such registration; provided, however, that: (i) such restrictions shall not apply unless all officers and directors of Goldleaf are identically contractually restricted; and (ii) such restrictions shall not apply unless the Initial Holder and Captiva and any Other Holder are identically contractually restricted; and (iii) the restriction shall only last for a period, if any, that is equal to the lesser of (x) the least burdensome of the restrictive period agreed to by any officer or director of Goldleaf or by the Initial Holder, Captiva or any Other Holder, or (y) 180 days; it being understood and agreed that if any waiver, consent or other early termination of such holdback period is allowed for any officer or director of Goldleaf, or for the Initial Holder or Captiva, or for any Other Holder, then Goldleaf shall provide prompt written notice of such fact to the Shareholders and shall cause such waiver, consent or early termination to apply equally to the Shareholders.
     7. Cessation of Sales. Each Shareholder agrees that, upon receipt of any notice from Goldleaf of the happening of a Material Event, such Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current prospectus until (i) such Shareholder is advised in writing by Goldleaf that a new registration statement covering the offer of Registrable Securities has become effective under the Securities Act, (ii) such Shareholder receives copies of any required supplemented or amended prospectus, or (iii) such Shareholder is advised in writing by Goldleaf that the use of the prospectus may be resumed; provided, however, that Goldleaf shall use its reasonable best efforts to cure any such misstatement, omission or event that is applicable to the registration statement as soon as reasonably practicable after delivery of such notice of the happening of a Material Event. Such periods of discontinued use of the registration statement shall not exceed 90 days in any 365-day period. If so directed by Goldleaf, on the happening of a Material Event, each Shareholder will deliver to Goldleaf (at Goldleaf’s expense) all copies, other than permanent file copies then in such Shareholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     8. Termination; Rule 144 Sales. This Agreement shall terminate in all respects as to a Shareholder (except that if there has theretofore been a registration of Registrable Securities under this Agreement, then Section 5 of this Agreement shall survive and in all cases the provisions of Section 4 regarding the removal of the legend from the certificates representing the Registrable Securities shall survive) and such Shareholder’s Shares shall no longer be considered Registrable Securities hereunder on the date on which such Shareholder may (or would, upon issuance of such Registrable Securities, be able to) resell immediately all of such Shareholder’s Registrable Securities pursuant to Rule 144 without condition (e.g., volume limitations, current public information requirements, manner of sale restrictions and Form 144 filing obligations).
     9. Obligations of Sellers. In connection with each registration hereunder, and as a condition to Goldleaf’s obligations hereunder to any selling Shareholder, each seller of Registrable Securities will furnish to Goldleaf in writing such information with respect to such seller and its proposed disposition as shall be reasonably necessary in order to insure compliance with the Securities Act and with all other federal and applicable state securities laws. Without limiting the generality of the foregoing, in connection with each registration covering an underwritten public offering, each seller of Registrable Securities agrees to enter into the underwriting agreement between Goldleaf and such underwriters and to complete and execute all questionnaires, powers of attorney, and other documents or instruments reasonably requested under the terms of the underwriting agreement.
     10. Existing Registration Rights. Except for the registration rights and existing as of the date hereof under the Captiva Agreement and the Lighyear Agreement, Goldleaf represents and warrants that there are no outstanding registration rights with respect to its securities. True, correct and complete copies of the Captiva Agreement and the Lightyear Agreement are filed as Annex B to Goldleaf’s Schedule 14A filed with the SEC on November 17, 2005 and Exhibit 10.2 to Goldleaf’s Form 8-K filed with the SEC on October 12, 2006, respectively, and neither such agreement has been amended or modified and no term or condition set forth therein has been waived.
     11. Reports. With a view to making available to Shareholders the benefits of certain rules and regulations of the SEC that may permit the sale of securities to the public without registration, and certain other benefits, Goldleaf agrees that, until the sooner to occur of (i) the first anniversary of the date hereof (unless a Shareholder is an Affiliate, in which event the obligations to such Shareholder under this Section 11 shall continue until (x) ninety (90) days following the date upon which such Shareholder ceased being an Affiliate or (y) such rights are terminated under the following clause (ii)) or (ii) with respect to any Shareholder, the date that such Shareholder no longer holds any Registrable Securities, it will:
          (a) at all times make and keep current public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;
          (b) file with the SEC and Nasdaq, in a timely manner, all reports and other documents required of the Parent under the Securities Act, Exchange Act and Nasdaq rules

(including all filings and other submissions of the kind contemplated or described in clause (a) above);
          (c) promptly furnish to any Shareholder upon request a written statement by Goldleaf that it is in compliance with the reporting requirements of Sections 11(a) and 11(b) above; and
          (d) maintain the listing of the Common Stock on one of the Nasdaq Global Market, Nasdaq Capital Market or Nasdaq Global Select Market (or their successors).
     Goldleaf represents and warrants that it has filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the date of this Agreement, other than Form 8-K reports.
     The term “Affiliate” shall have an identical definition as is applied to such term from time to time under SEC Rule 144.
     12. Amendments and Waivers. This Agreement may be amended and Goldleaf may take any action herein prohibited or omit to perform any act required herein to be performed by it, if Goldleaf has obtained the written consent of the holders of greater than fifty percent (50%) of the Registrable Securities (by number of shares) outstanding at the time. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11, whether or not such Registrable Securities shall have been marked to indicate such consent.
     13. Limitation on Future Registration Rights. From and after the date of this Agreement, Goldleaf will not, without the prior written consent of the holders of greater than fifty percent (50%) of the Registrable Securities (by number of shares), enter into, amend or modify any agrement with any holder or prospective holder of securities of Goldleaf that would: (a) prohibit or otherwise restrict or impair the rights of the Shareholders under this Agreement or (b) allow such holder or prospective holder to include such securities on a “demand or “piggyback” basis in any registration in preference to the Registrable Securities, provided that such holder or prospective holder may include such securities in any such registration only on a pro-rata basis with the Registrable Securities that are included therein (based on the numbers of Registrable Securities and securities of other holders requested to be included in such registration). For purposes of subclause (a) above, the granting of registration rights to another holder(s) or prospective holder(s) of any securities of Goldleaf shall not be deemed a restriction or impairment of the rights of the Shareholders under this Agreement, provided that such holder(s) or prospective holder(s) “cutback” rights are on a pari passu basis with the Shareholders.
     14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and delivered personally, sent by pre-paid, first class, certified or registered mail, return receipt requested or by an express courier service to the intended recipient thereof at its address set forth below. Any such notice shall be deemed to have been duly given immediately upon delivery in person, or five days after mailing (or the second day after delivery to an express courier service), and in proving the same it shall be sufficient to show that the envelope containing the notice was duly addressed, stamped and posted or that the envelope was delivered to an express courier service, as the case may be. The addresses of the parties for the purposes of this Agreement are as follows:

If to Goldleaf:	Goldleaf Financial Solutions, Inc.
9020 Overlook Boulevard
Brentwood, TN 37027
Attention: Chief Executive Officer
Facsimile: (615) 565-3261

with a copy to:

M. David Cox
Harwell Howard Hyne Gabbert & Manner, P.C.
315 Deaderick Street, Suite 1800
Nashville, TN 37238
Facsimile: (615) 251-1056

If to holders of the
Registrable Securities:	At their respective addresses of record as maintained on the stock records of Goldleaf
     15. Headings. The headings of the several articles and sections of this Agreement are inserted for convenience of reference only. They do not constitute a part of this Agreement and shall not limit or otherwise affect the meaning or interpretation of any provision hereof.
     16. Governing Law. This Agreement has been executed and delivered in the State of Georgia and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia.
     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.
     18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any other provision hereof in any other jurisdiction.
     19. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement of the parties with respect to the matters covered hereby.

This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.
     20. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.
     21. Successors and Assigns. This Agreement shall be binding upon Goldleaf, the Shareholders and their respective successors and assigns (including lenders in foreclosure). Any Shareholder may, without the consent of Goldleaf or any other Person being required, expressly assign all or a portion of its rights hereunder to a transferee of Registrable Securities other than a transferee in a public offering (and such rights shall be further transferrable by such transferee); provided, however, that as a condition to such transfer the transferee shall (i) agree in writing to be bound by the terms and conditions of this Agreement, and (ii) provide to Goldleaf (for further delivery to the other Shareholders that are then parties to this Agreement) complete information for notices under this Agreement.
     22. Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.
[Signatures Appear on Following Page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GOLDLEAF FINANCIAL SOLUTIONS, INC.:
By:	/s/ G. Lynn Boggs
	Name:	G. Lynn Boggs
	Title:	Chief Executive Officer

SHAREHOLDERS:
/s/ Brian Geisel
Brian Geisel

/s/ Amar Verma
Amar Verma

/s/ Kavil S. Subramanian
Kavil S. Subramanian

/s/ Michael Hackney
Michael Hackney

/s/ Tom Madison
Tom Madison

/s/ Paul Citarella
Paul Citarella

/s/ Ron Baldwin
Ron Baldwin

STF Partners II, LP

By:	Southeastern Capital Company II, LLC, its
General Partner

By:	/s/ Walter M. Dunkel
Name:	Walter M. Dunkel
Title:	Managing Partner

STF Partners QP II, LP

By:	Southeastern Capital Company II, LLC, its
General Partner

By:	/s/ Walter M. Dunkel
Name:	Walter M. Dunkel
Title:	Managing Partner

STF Institutional Partners, LP

By:	Southeastern Capital Company II, LLC, its
General Partner

By:	/s/ Walter M. Dunkel
Name:	Walter M. Dunkel
Title:	Managing Partner

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